Exhibit 10(an)

ASSIGNMENT AND AMENDMENT AGREEMENT

THIS ASSIGNMENT AND AMENDMENT AGREEMENT (this “Amendment”) is entered into as of October 3, 2003 by and between MAINE & MARITIMES CORPORATION (“MAM”): to wholly owned subsidiary MAINE PUBLIC SERVICE COMPANY (“MPS”) and JAMES NICHOLAS BAYNE (“Officer”) (Officer together with MAM and MPS, are collectively referred to as “Parties” herein).

Recitals

MPS and Officer entered into that certain Employment Continuity Agreement dated July 25, 2002, and made effective June 1, 2002 (the “Continuity Agreement”), pursuant to which MPS, among other things, granted to Officer certain rights following termination of Officer’s employment with MPS upon certain specified circumstances.

On June 30, 2003 MPS reorganized into a holding company structure pursuant to which MPS became a wholly owned subsidiary of MAM. In connection with this reorganization, Officer became the President and Chief Executive Officer of MAM under the employ of MAM.

MPS now desires to assign, convey and transfer to MAM all of its rights and obligations under the Continuity Agreement, and MAM is willing to assume all of MPS’s rights and obligations under the Continuity Agreement; and the Parties desire to amend certain provisions contained in the Continuity Agreement on the terms set forth herein.

Now, therefore, the Parties agree as follows:

AGREEMENT

1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, MPS does hereby assign to MAM, as of the date hereof, all of MPS’s right, title and interest in, to and under the Continuity Agreement. By execution hereof, MAM hereby assumes and agrees to discharge, perform and observe in due course all of the rights, obligations and terms therein contained whether arising before or after the date of this Amendment.

2. The Continuity Agreement, by this reference, is fully incorporated into this Amendment. Except as set forth in this Amendment, capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Continuity Agreement.

3. The text of the first paragraph of the Continuity Agreement which states: “This Agreement made as of this 25th day of July, 2002, but effective June 1, 2002, by and between MAINE PUBLIC SERVICE COMPANY, a Maine corporation with its principal place of business in Presque Isle, Maine (the “Company” and James Nicholas Bayne of Presque Isle, Maine, (“Officer”).” Is deleted and replaced with the following:

“This Agreement made as of this 25th day of July, 2002, but effective June 1, 2002, by and between MAINE & MARITIMES CORPORATION, a Maine corporation with its principal place of business in Presque Isle, Maine (the “Company” and James Nicholas Bayne of Presque Isle, Maine, (“Officer”).

4. Accordingly, all references in the Continuity Agreement to the “Company” shall be deemed to be references to MAM.

5. The Continuity Agreement is further amended by inserting the following text at the beginning of the first paragraph of Section 5 of the Continuity Agreement (just before the text: ““Change in Control Event.” Each of the following events shall constitute a “Change in Control Event” for the purposes of this Agreement:”):

“For the purpose of this definition (“Change in Control Even”) only, the term “Company,” first defined above, shall also be defined to include Maine Public Service Company in addition to its parent, Maine & Maritimes Corporation.”

6. The Continuity Agreement as amended hereby (the “Amended Continuity Agreement”) is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

7. The Amended Continuity Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, promises, letter agreements, proposals, representations, understandings and negotiations, whether or not reduced to writing, among and between the parties respecting the subject matter hereof.

8. This Amendment shall become effective as of the date first written above upon the execution hereof by each of the Parties.

9. The validity of this Amendment, the construction and enforcement of its terms, and the interpretation of the rights and duties of the Parties hereunder shall be governed by the laws of the State of Maine, excluding the choice of law principles of that State.

10. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Assignment and Amendment Agreement to be executed by their duly authorized officers as of the date and year first above written.

MAINE PUBLIC SERVICE COMPANY

By:	/s/ Nathan L. Grass
Name: Nathan L. Grass
Title: Director, and Chairperson, Performance and Compensation Committee

MAINE & MARITIMES CORPORATION

By:	/s/ Nathan L. Grass
Name: Nathan L. Grass
Title: Director, and Chairperson, Performance and Compensation Committee

OFFICER

/s/ James Nicholas Bayne
Name: James Nicholas Bayne
Title: President and Chief Executive Officer, Maine & Maritimes Corporation